================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -----------------------


                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        MORGAN STANLEY DEAN WITTER & CO.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                  36-3145972
----------------------------------------     -----------------------------------
(State of Incorporation or Organization)      (IRS Employer Identification no.)

   1585 Broadway, New York, New York                       10036
----------------------------------------     -----------------------------------
(Address of Principal Executive Offices)                  (Zip Code)

If this  Form  relates  to the  registration  of a class of    If this Form relates to the  registration of a class
securities  pursuant to Section  12(b) of the  Exchange Act    of  securities  pursuant  to  Section  12(g)  of the
and is  effective  pursuant to General  Instruction  A.(c),    Exchange  Act and is  effective  pursuant to General
please check the following box. [X]                            Instruction A.(d), please check the following box. [ ]


Securities Act registration statement file number to which this form relates:
333-47576

Securities to be registered pursuant to Section 12(b) of the Act:


          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered
----------------------------------------   -------------------------------------
Medium-Term Notes, Series C, BRIDGES(SM)    THE AMERICAN STOCK EXCHANGE
due August 30, 2008

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)


================================================================================

     Item 1.   Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Medium-Term Notes, Series C, BRoad InDex Guarded Equity-linked Securities(SM) due August 30, 2008 (Based on the Value of the S&P 500(R)Index) (the "BRIDGES"). A description of the BRIDGES is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-47576) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated January 24, 2001 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the SPARQS contained in the pricing supplement dated May 7, 2002 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the SPARQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2.   Exhibits.

     The following documents are filed as exhibits hereto:

     4.1  Proposed form of Global Note evidencing the BRIDGES.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             MORGAN STANLEY DEAN WITTER & CO.
                                             (Registrant)


Date: May 7, 2002                            By: /s/ Martin M. Cohen
                                                 -------------------------------
                                                 Martin M. Cohen
                                                 Assistant Secretary and Counsel

                               INDEX TO EXHIBITS


Exhibit No.                                                             Page No.

4.1  Proposed form of Global Note evidencing the BRIDGES                   A-1

                             FIXED RATE SENIOR NOTE


REGISTERED                                                          REGISTERED
No. FXR                                                             $
                                                                    CUSIP:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                           MORGAN STANLEY DEAN WITTER & CO.
                                       SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                                     (Fixed Rate)

                                          BROAD INDEX GUARDED EQUITY-LINKED
                                   SECURITIES DUE             , 200[ ] ("BRIDGES")
                                       BASED ON THE VALUE OF THE S&P 500 INDEX

====================================================================================================================
ORIGINAL ISSUE DATE:          INITIAL REDEMPTION           INTEREST RATE: N/A           MATURITY DATE:
                                   DATE: N/A                                                 See "Maturity Date"
                                                                                             below.
--------------------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL              INITIAL REDEMPTION           INTEREST PAYMENT             OPTIONAL
     DATE: N/A                     PERCENTAGE:                  DATE(S): N/A                 REPAYMENT
                                   N/A                                                       DATE(S):  N/A
--------------------------------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:           ANNUAL REDEMPTION            INTEREST PAYMENT             APPLICABILITY OF
     U.S. Dollars                  PERCENTAGE                   PERIOD: N/A                  MODIFIED
                                   REDUCTION:  N/A                                           PAYMENT
                                                                                             UPON
                                                                                             ACCELERATION:
                                                                                             See "Alternate
                                                                                             Exchange Calculation
                                                                                             in Case of an Event of
                                                                                             Default" below.
--------------------------------------------------------------------------------------------------------------------
IF SPECIFIED                  REDEMPTION NOTICE            APPLICABILITY OF             If yes, state Issue Price:
     CURRENCY                      PERIOD: N/A                  ANNUAL                       N/A
     OTHER THAN                                                 INTEREST
     U.S. DOLLARS,                                              PAYMENTS: N/A
     OPTION TO
     ELECT
     PAYMENT IN
     U.S. DOLLARS:
     N/A
--------------------------------------------------------------------------------------------------------------------
EXCHANGE RATE                                                                           ORIGINAL YIELD TO
     AGENT:  N/A                                                                             MATURITY: N/A
--------------------------------------------------------------------------------------------------------------------
OTHER PROVISIONS:
     (see below)
====================================================================================================================

Issue Price.........................     $

Maturity Date.......................              , 200[ ], subject to extension
                                         in the event of a Market Disruption
                                         Event on the sixth Determination Date
                                         for calculating the Final Average
                                         Index Value.

                                         If, due to a Market Disruption Event
                                         or otherwise, the sixth Determination
                                         Date is postponed so that it falls
                                         less than two scheduled Trading Days
                                         prior to the scheduled Maturity Date,
                                         the Maturity Date will be the second
                                         scheduled Trading Day following that
                                         sixth Determination Date as postponed.
                                         See "--Determination Dates" below.

                                         In the event that the sixth
                                         Determination Date is postponed due to
                                         a Market Disruption Event or
                                         otherwise, the Issuer shall give
                                         notice of such postponement as
                                         promptly as possible, and in no case
                                         later than two Business Days following
                                         the scheduled Maturity Date, (i) to
                                         the holder of this BRIDGES by mailing
                                         notice of such postponement by first
                                         class mail, postage prepaid, to the
                                         holder's last address as it shall
                                         appear upon the registry books, (ii)
                                         to the Trustee by telephone or
                                         facsimile confirmed by mailing such
                                         notice to the Trustee by first class
                                         mail, postage prepaid, at its New York
                                         office and (iii) to The Depository
                                         Trust Company (the "Depositary") by
                                         telephone or facsimile confirmed by
                                         mailing such notice to the Depositary
                                         by first class mail, postage prepaid.
                                         Any notice that is mailed in the
                                         manner herein provided shall be
                                         conclusively presumed to have been
                                         duly given, whether or not the holder
                                         of this BRIDGES receives the notice.

Maturity Redemption Amount..........     At maturity (including as a result of
                                         acceleration or under the terms of the
                                         Senior Indenture (as defined on the
                                         reverse hereof)) the holder of this
                                         BRIDGES shall receive the principal
                                         amount of this BRIDGES plus the
                                         Supplemental Redemption Amount, if
                                         any.

Supplemental Redemption Amount......     The Supplemental Redemption Amount
                                         payable with respect to this BRIDGES
                                         at maturity shall be equal to the
                                         greater of (i) zero and (ii) the
                                         product of the principal amount of
                                         this BRIDGES times the S&P 500 Index
                                         Percent Change. The Calculation Agent
                                         shall calculate the Supplemental
                                         Redemption Amount on the sixth
                                         Determination Date.

                                         The Issuer shall cause the Calculation
                                         Agent to provide written notice to the
                                         Trustee at its New York office, on
                                         which notice the Trustee may
                                         conclusively rely, of the

                                         Supplemental Redemption Amount, on or
                                         prior to 11:00 a.m. on the Business
                                         Day preceding the Maturity Date.

S&P 500 Index Percent Change........     The S&P 500 Index Percent Change is a
                                         fraction, the numerator of which shall
                                         be the Final Average Index Value less
                                         the Initial Index Value and the
                                         denominator of which shall be the
                                         Initial Index Value. The S&P 500 Index
                                         Percent Change is described by the
                                         following formula:

                               (Final Average Index Value - Initial Index Value)
                               -------------------------------------------------
                                              Initial  Index Value

Initial Index Value.................     The lesser of (i)           , the Index
                                         Closing Value on            , 200[ ],
                                         the day the BRIDGES are offered for
                                         initial sale to the public, and (ii)
                                         the Index Closing Value on            ,
                                         200[ ], as determined by the
                                         Calculation Agent.

Final Average Index Value..........      The arithmetic average of  the Index
                                         Closing Values on each of the
                                         Determination Dates, as determined by
                                         the Calculation Agent.

Index Closing Value................      The Index Closing Value on any Trading
                                         Day shall equal the closing value of
                                         the S&P 500 Index or any Successor
                                         Index (as defined under
                                         "--Discontinuance of the S&P 500
                                         Index; Alteration of Method of
                                         Calculation" below) or alternate
                                         calculation of the S&P 500 Index
                                         described under "--Discontinuance of
                                         the S&P 500 Index; Alteration of
                                         Method of Calculation," at the regular
                                         official weekday close of the
                                         principal trading session of the New
                                         York Stock Exchange (the "NYSE") on
                                         that Trading Day. See
                                         "--Discontinuance of the S&P 500
                                         Index; Alteration of Method of
                                         Calculation."

                                         References to the S&P 500 Index shall
                                         include any Successor Index, unless
                                         the context requires otherwise.

Determination Dates.................     The Determination Dates shall be      ,
                                         200[ ],          , 200[ ],            ,
                                         200[ ],          , 200[ ],            ,
                                         200[ ] and            , 200[ ], in each
                                         such case subject to adjustment for
                                         Market Disruption Events as described
                                         in the two following paragraphs.

                                         If any of the first five scheduled
                                         Determination Dates is not a Trading
                                         Day or if a Market Disruption Event
                                         occurs on any such date, such
                                         Determination Date shall be the
                                         immediately succeeding Trading Day
                                         during which no Market Disruption
                                         Event shall have occurred; provided
                                         that if a Market Disruption Event has
                                         occurred on each of the five Trading
                                         Days immediately succeeding any of the
                                         first five scheduled Determination
                                         Dates, then (i) such fifth succeeding
                                         Trading Day shall be deemed to be the
                                         relevant Determination Date,
                                         notwithstanding the occurrence of a
                                         Market Disruption Event on such day,
                                         and (ii) with respect to any such
                                         fifth Trading Day on which a Market
                                         Disruption Event occurs, the
                                         Calculation Agent shall determine the
                                         value of the S&P 500 Index on such
                                         fifth Trading Day in accordance with
                                         the formula for and method of
                                         calculating the value of the S&P 500
                                         Index last in effect prior to the
                                         commencement of the Market Disruption
                                         Event, using the closing price (or, if
                                         trading in the relevant securities has
                                         been materially suspended or
                                         materially limited, its good faith
                                         estimate of the closing price that
                                         would have prevailed but for such
                                         suspension or limitation) on such
                                         Trading Day of each security most
                                         recently comprising the S&P 500 Index.

                                         If          , 200[ ] (the sixth
                                         scheduled Determination Date) is not a
                                         Trading Day or if there is a Market
                                         Disruption Event on such day, the
                                         sixth Determination Date shall be the
                                         immediately succeeding Trading Day
                                         during which no Market Disruption
                                         Event shall have occurred.

Trading Day.........................     A day, as determined by the Calculation
                                         Agent, on which trading is generally
                                         conducted on the New York Stock
                                         Exchange ("NYSE"), the American Stock
                                         Exchange, Inc. ("AMEX"), the Nasdaq,
                                         National Market, the Chicago
                                         Mercantile Exchange, and the Chicago
                                         Board of Options Exchange and in the
                                         over-the-counter market for equity
                                         securities in the United States.

Market Disruption Event.............     "Market Disruption Event" means, with
                                         respect to the S&P 500 Index, the
                                         occurrence or existence of a
                                         suspension, absence or material
                                         limitation of trading of stocks then
                                         constituting 20% or more, of the level
                                         of the S&P 500 Index (or the relevant
                                         Successor Index) on the Relevant
                                         Exchanges for such securities for more
                                         than two
                                         hours of trading or during the
                                         one-half hour period preceding the
                                         close of the principal trading session
                                         on such Relevant Exchange; or a
                                         breakdown or failure in the price and
                                         trade reporting systems of any
                                         Relevant Exchange as a result of which
                                         the reported trading prices for stocks
                                         then constituting 20% or more, of the
                                         level of the S&P 500 Index (or the
                                         relevant Successor Index) during the
                                         last one-half hour preceding the close
                                         of the principal on such Relevant
                                         Exchange are materially inaccurate; or
                                         the suspension, material limitation or
                                         absence of trading on any major U.S.
                                         securities market of trading in
                                         futures or options contracts related
                                         to the S&P 500 Index (or the relevant
                                         Successor Index) for more than two
                                         hours of trading or during the
                                         one-half hour period preceding the
                                         close of trading on such market, in
                                         each case as determined by the
                                         Calculation Agent.

                                         For the purpose of determining whether
                                         a Market Disruption Event exists at
                                         any time, if trading in a security
                                         included in the S&P 500 Index is
                                         materially suspended or materially
                                         limited at that time, then the
                                         relevant percentage contribution of
                                         that security to the level of the S&P
                                         500 Index shall be based on a
                                         comparison of (x) the portion of the
                                         level of the S&P 500 Index
                                         attributable to that security relative
                                         to (y) the overall level of the S&P
                                         500 Index, in each case immediately
                                         before that suspension or limitation.

                                         For purposes of determining whether a
                                         Market Disruption Event has occurred:
                                         (1) a limitation on the hours or
                                         number of days of trading shall not
                                         constitute a Market Disruption Event
                                         if it results from an announced change
                                         in the regular business hours of the
                                         relevant exchange or market, (2) a
                                         decision to permanently discontinue
                                         trading in the relevant futures or
                                         options contract shall not constitute
                                         a Market Disruption Event, (3)
                                         limitations pursuant to the rules of
                                         any Relevant Exchange similar to NYSE
                                         Rule 80A (or any applicable rule or
                                         regulation enacted or promulgated by
                                         any other self-regulatory organization
                                         or any government agency of scope
                                         similar to NYSE Rule 80A as determined
                                         by the Calculation Agent) on trading
                                         during significant market fluctuations
                                         shall constitute a suspension, absence
                                         or material limitation of trading, (4)
                                         a suspension of trading in futures or
                                         options contracts on the S&P 500 Index
                                         by the
                                         primary securities market trading in
                                         such contracts by reason of (a) a
                                         price change exceeding limits set by
                                         such exchange or market, (b) an
                                         imbalance of orders relating to such
                                         contracts or (c) a disparity in bid
                                         and ask quotes relating to such
                                         contracts shall constitute a
                                         suspension, or absence or material
                                         limitation of trading in futures or
                                         options contracts related to the S&P
                                         500 Index and (5) a "suspension,
                                         absence or material limitation of
                                         trading" on any Relevant Exchange or
                                         on the primary market on which futures
                                         or options contracts related to the
                                         S&P 500 Index are traded shall not
                                         include any time when such market is
                                         itself closed for trading under
                                         ordinary circumstances.

Relevant Exchange...................     "Relevant Exchange" means the primary
                                         U.S. organized exchange or market of
                                         trading for any security then included
                                         in the S&P 500 Index or any Successor
                                         Index.

Alternative Exchange Calculation
in Case of an Event of Default .....     In case an Event of Default with
                                         respect to this BRIDGES shall have
                                         occurred and be continuing, the amount
                                         declared due and payable for this
                                         BRIDGES upon any acceleration of this
                                         BRIDGES shall be determined by the
                                         Calculation Agent and shall be equal
                                         to the principal amount of this
                                         BRIDGES plus the Supplemental
                                         Redemption Amount, if any, determined
                                         as though the Index Closing Value for
                                         any Determination Date scheduled to
                                         occur on or after such date of
                                         acceleration were the Index Closing
                                         Value on the date of acceleration.

Calculation Agent....................    Morgan Stanley & Co. Incorporated and
                                         its successors ("MS & Co.") All
                                         determinations made by the Calculation
                                         Agent shall be at the sole discretion
                                         of the Calculation Agent and shall, in
                                         the absence of manifest error, be
                                         conclusive for all purposes and
                                         binding on the holder of this BRIDGES
                                         and on the Issuer.

                                         All calculations with respect to the
                                         Final Average Index Value and the
                                         Supplemental Amount, if any, will be
                                         rounded to the nearest one
                                         hundred-thousandth, with five
                                         one-millionths rounded upward (e.g.,
                                         .876545 would be rounded to .87655);
                                         all dollar amounts related to
                                         determination of the amount of cash
                                         payable per

                                         BRIDGES will be rounded to the nearest
                                         ten-thousandth, with five one
                                         hundred-thousandths rounded upward
                                         (e.g. .76545 would be rounded up to
                                         .7655); and all dollar amounts paid on
                                         the aggregate number of BRIDGES will
                                         be rounded to the nearest cent, with
                                         one-half cent rounded upward.

Discontinuance of the S&P 500 Index;
  Alteration of Method of Calculation    If S&P discontinues publication of the
                                         S&P 500 Index and S&P or another
                                         entity publishes a successor or
                                         substitute index that MS & Co., as the
                                         Calculation Agent determines, in its
                                         sole discretion, to be comparable to
                                         the discontinued S&P 500 Index (such
                                         index being referred to herein as a
                                         "Successor Index"), then any
                                         subsequent Index Closing Value shall
                                         be determined by reference to the
                                         value of such Successor Index at the
                                         close of trading on the NYSE, the
                                         AMEX, the Nasdaq National Market or
                                         the relevant exchange or market for
                                         the Successor Index on the date that
                                         any Index Closing Value is to be
                                         determined.

                                         Upon any selection by the Calculation
                                         Agent of a Successor Index, the
                                         Calculation Agent shall cause written
                                         notice thereof to be furnished to the
                                         Trustee, to the Issuer and to the
                                         holder of this BRIDGES within three
                                         Trading Days of such selection.

                                         If S&P discontinues publication of the
                                         S&P 500 Index prior to, and such
                                         discontinuance is continuing on, any
                                         Determination Date or on       , 200[ ]
                                         and MS&Co., as the Calculation Agent,
                                         determines, in its sole discretion,
                                         that no Successor Index is available
                                         at such time, then the Calculation
                                         Agent shall determine the Index
                                         Closing Value for such date. The Index
                                         Closing Value shall be computed by the
                                         Calculation Agent in accordance with
                                         the formula for and method of
                                         calculating the S&P 500 Index last in
                                         effect prior to such discontinuance,
                                         using the closing price (or, if
                                         trading in the relevant securities has
                                         been materially suspended or
                                         materially limited, its good faith
                                         estimate of the closing price that
                                         would have prevailed but for such
                                         suspension or limitation) at the close
                                         of the principal trading session on
                                         such date of each security most
                                         recently comprising the S&P 500 Index.
                                         Notwithstanding these alternative
                                         arrangements, discontinuance of the
                                         publication of the

                                         S&P 500 Index on the Relevant Exchange
                                         may adversely affect the value of this
                                         BRIDGES.

                                         If at any time the method of
                                         calculating the S&P 500 Index or a
                                         Successor Index, or the value thereof,
                                         is changed in a material respect, or
                                         if the S&P 500 Index or a Successor
                                         Index is in any other way modified so
                                         that such index does not, in the
                                         opinion of MS & Co., as the
                                         Calculation Agent, fairly represent
                                         the value of the S&P 500 Index or such
                                         Successor Index had such changes or
                                         modifications not been made, then,
                                         from and after such time, the
                                         Calculation Agent shall, at the close
                                         of business in New York City on each
                                         date on which the Index Closing Value
                                         is to be determined, make such
                                         calculations and adjustments as, in
                                         the good faith judgment of the
                                         Calculation Agent, may be necessary in
                                         order to arrive at a value of a stock
                                         index comparable to the S&P 500 Index
                                         or such Successor Index, as the case
                                         may be, as if such changes or
                                         modifications had not been made, and
                                         the Calculation Agent shall calculate
                                         the Final Average Index Value and the
                                         Initial Index Value, if necessary,
                                         with reference to the S&P 500 Index or
                                         such Successor Index, as adjusted.
                                         Accordingly, if the method of
                                         calculating the S&P 500 Index or a
                                         Successor Index is modified so that
                                         the value of such index is a fraction
                                         of what it would have been if it had
                                         not been modified (e.g., due to a
                                         split in the index), then the
                                         Calculation Agent shall adjust such
                                         index in order to arrive at a value of
                                         the S&P 500 Index or such Successor
                                         Index as if it had not been modified
                                         (e.g., as if such split had not
                                         occurred).

     Morgan Stanley Dean Witter & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of
U.S.$                (UNITED STATES DOLLARS                            ), on
the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

     Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.



DATED:          , 200[ ]                    MORGAN STANLEY DEAN WITTER & CO.



                                            By:
                                                -------------------------------
                                                Name:   Alexander C. Frank
                                                Title:  Treasurer

TRUSTEE'S CERTIFICATE
   OF AUTHENTICATION

This is one of the Notes referred
   to in the within-mentioned
   Senior Indenture.

JPMORGAN CHASE BANK,
   as Trustee


By:
   -------------------------------
         Authorized Officer

                              REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

     In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and
(b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption) (the "Amortized Amount")), if the Issuer determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts (as defined below) with respect to this Note as described below. Prior to the giving of any Notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and
(ii) an opinion of independent counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

     Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on face hereof, which date and the applicable redemption price will be specified in the Notice.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States (or any political subdivision or taxing authority thereof or therein), will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, be required to make any payment of Additional Amounts to any such holder for or on account of:

          (a) any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation) and the United States and its possessions, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by the holder of this Note for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of this Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g);

nor shall Additional Amounts be paid with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein, the term "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non- resident alien fiduciary of a foreign estate or trust, or a foreign partnership one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


           TEN COM  -  as tenants in common
           TEN ENT  -  as tenants by the entireties
           JT TEN   -  as joint tenants with right of survivorship and not as
                       tenants in common


     UNIF GIFT MIN ACT - ____________________ Custodian ____________________
                               (Minor)                         (Cust)

     Under Uniform Gifts to Minors Act ____________________________
                                                 (State)

     Additional abbreviations may also be used though not in the above list.

                              -------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



---------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE]


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF
ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.



Dated:
       ---------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)


     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
_______________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): _______________.


Dated:
      ------------------------------    ---------------------------------------
                                        NOTICE: The signature on this Option to
                                        Elect Repayment must correspond with
                                        the name as written upon the face of
                                        the within instrument in every
                                        particular without alteration or
                                        enlargement.